Exhibit 99.2
Gap Inc. Announces Pricing of Offering of $1.5 Billion of Senior Notes
SAN FRANCISCO, Calif. — September 13, 2021 —The Gap, Inc. (NYSE: GPS) (“Gap Inc.”) today announced it priced an offering (the “Offering”) of $750 million aggregate principal amount of its 3.625% Senior Notes due 2029 (the “2029 Notes”) and $750 million aggregate principal amount of its 3.875% Senior Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”), each at an offering price of 100% of the principal amount thereof. The Notes will be guaranteed on a senior unsecured basis, jointly and severally, by each of our existing wholly owned domestic subsidiaries that is a borrower or guarantor under our existing ABL Credit Agreement. The closing of the offering of the Notes is expected to occur on or about September 27, 2021, subject to the satisfaction of customary closing conditions.
We intend to use the net proceeds from the sale of the Notes, together with cash on hand, to purchase any and all of our outstanding 8.375% Senior Secured Notes due 2023, 8.625% Senior Secured Notes due 2025 and 8.875% Senior Secured Notes due 2027 (collectively, the “Existing Secured Notes”) that are accepted for purchase pursuant to tender offers and consent solicitations announced by Gap Inc. on September 13, 2021. To the extent that less than the full amount of Existing Secured Notes is purchased in the tender offers, we expect to retire any remaining Existing Secured Notes through one or more tender offers, open market purchases and/or redemptions.
The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes will be offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act.
This press release is for informational purposes only and shall not constitute an offer to buy or the solicitation of an offer to sell the Existing Senior Notes or any other securities, or an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor shall there be any offer, solicitation or sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Forward-Looking Statements
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the offering of the Notes, including the expected closing date thereof and intended use of the net proceeds therefrom. Forward-looking statements also include statements regarding the tender offers and consent solicitations, including the timing and potential effects thereof and other details relating thereto. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic and political conditions globally or regionally; risks related to the offering of the Notes and the tender offers and consent solicitations, including the risk that the offering of the Notes and the tender offers and consent solicitations are not consummated on the anticipated terms, if at all; and the risks and factors discussed in Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2021, as well as the Company’s subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc., a collection of purpose-led lifestyle brands, is the largest American specialty apparel company offering clothing, accessories, and personal care products for men, women, and children under the Old Navy, Gap, Banana Republic, and Athleta brands. The Company uses omni-channel capabilities to bridge the digital world and physical stores to further enhance its shopping experience. Gap Inc. is guided by its purpose, Inclusive, by Design, and takes pride in creating products and experiences its customers love while doing right by its employees, communities, and planet. Gap Inc. products are available for purchase worldwide through company-operated stores, franchise stores, and e-commerce sites. Fiscal year 2020 net sales were $13.8 billion. For more information, please visit www.gapinc.com.
Investor Relations Contact:
Steve Austenfeld
(415) 427-1807
Investor_relations@gap.com

Media Relations Contact:
Megan Foote
(415) 832-1989
Press@gap.com